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                                                                   EXHIBIT 10.12

                          POLAND COMMUNICATIONS, INC.
                              ONE COMMERCIAL PLAZA
                             HARTFORD, CONNECTICUT
                               06103-3585 U.S.A.

                       STRICTLY PRIVATE AND CONFIDENTIAL

                        EFFECTIVE AS OF FEBRUARY 7, 1997

Mr. Przemyslaw A. Szmyt
05-830 Nadarzyn, Poland
Orzechowa St. # 3

     This contract sets forth the understanding between you and Poland Communications, Inc. (hereinafter, together with its Polish subsidiaries and affiliates collectively referred to as the "Company") with respect to your employment with the Company.

I.  TITLE/SALARY EMPLOYMENT INFORMATION.

     A. Your employment with the Company will be for a 3 year period commencing January 1, 1997. During that period you may be expected to continue your current employment and/or enter into additional employment agreements with one or more of the Company's affiliates.

     B. You shall hold the position of General Counsel and Vice President.

     C. Your base gross remuneration shall amount to 160,000 U.S. Dollars (one hundred and sixty thousand) annually (hereinafter referred to as the "Base Salary"), paid either directly by Poland Communications Inc. and/or one or more of its affiliates. The Base Salary shall be paid in 12 equal monthly installments on the last working day of each calendar month.

     If part of your Base Salary is paid in Polish Zloty, that part shall be calculated in accordance with the average rate of exchange of U.S. Dollars announced by the National Bank of Poland in the daily Rzeczpospolita on the last working day immediately preceding the relevant salary payment.

     The amount of your Base Salary will be subject to annual performance evaluation in January of each year.

     D. In addition to your salary, you shall be eligible to receive an annual bonus of 40,000 US Dollars (forty thousand) ("Bonus"). Your first Bonus shall be paid on the first anniversary of the commencement of your employment with the Company, irrespective of any financial results of the Company. The criteria to receive next Bonuses shall be determined by the Chief Executive Officer of the Company.

     The Bonus, except for your first bonus which shall be paid on February 7, 1998, shall be paid out until the end of April of the following year after drawing up the balance sheet of the Company. In the event the contract is not renewed, your Bonus for the last period applicable shall be paid out within one month from the last day of your employment with the Company.

     You shall not be eligible for any Bonus if you leave voluntarily or are terminated for cause, as defined in Section II(B) herein, prior to the end of the period for which the Bonus is applicable.

     E. In addition, as soon as practicable following a successful completion of an initial public offering of the Company shares, you shall receive a Management Incentive Award in the amount of 70,000 (seventy thousand) US Dollars.

     F. You shall be eligible for participation in a stock option plan for the Company's executives, contingent upon implementation of such a plan by the Company.
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     G. You shall be eligible for participation in such life insurance, disability, health and other medical insurance benefits as applicable to other senior officers of the Company.

     H. You will be provided with an automobile for your business and personal use, in accordance with the Company's policy in this regard.

     I. Your professional development is important to the Company. It is expected that you will be required to travel outside Poland in connection with your duties and that you will have the opportunity to attend at least one industry/business event outside Poland each year of your contract.

     J. You shall accrue vacation pursuant to the laws of the country of Poland.

     K. The location of your office shall be in Warsaw.

II.  TERM AND TERMINATION OF EMPLOYMENT.

     A. The term of this contract shall be for three (3) years commencing as of February 7, 1997. However, and except as set forth in Section II(B) below, the Company may terminate your employment upon four (4) month's written notice at any time during the term.

     B. Notwithstanding Section II(A) above, the Company may terminate your employment at any time, without further obligation of any kind or nature, in the event that:

          (i) The Company determines in its reasonable judgment that you are engaging or have engaged in conduct or activities injurious to the reputation and/or affairs of the Company; or

          (ii) That you are convicted for activity of a criminal or illegal nature under the laws of the Country of Poland; and/or

          (iii) The Company determines that you have violated any substantive policies and procedures of the Company, or any substantive personnel, financial or other policies and procedures established by the Company; and/or

          (iv) You have violated the Conflict of Interest policy of the Company as referenced in Section V of this contract.

          Subsections (i) through (iv) above shall be considered "termination for cause."

III.  TRADE SECRETS AND CONFIDENTIAL INFORMATION; NON-COMPETITION.

     During the term of your employment, you will acquire knowledge of confidential and proprietary information regarding, among other things, the Company's present and future operations, its customers and suppliers, pricing and bidding strategies, and the methods used by the Company and its employees. Therefore, you hereby agree to the following:

     A. During your employment and after your employment ends with the Company you will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret, as defined hereinafter, that you may acquire during the term of your employment by the Company for so long as such information remains a Trade Secret. The term "TRADE SECRET" as used in this contract shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers which:

          (1) derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

          (2) is the subject of reasonable efforts by the Company to maintain its confidentiality.

     B. In addition to the foregoing and not in limitation thereof, you agree that, during your employment with the Company and for a period of two (2) years after your termination/separation from the Company, you will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, any Confidential or Proprietary information, as defined hereinafter, that you may have acquired

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(whether or not developed or compiled by you and whether or not you were authorized to have access to such information) during the term of, in the course of or as a result of your employment by the Company. The term "Confidential or Proprietary Information" as used in this contract means any secret, confidential or proprietary information of the Company not otherwise included in the definition of "TRADE SECRET" above. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the client to which such information pertains.

     C. You agree that for a period of twelve (12) months after termination/separation of your employment you will not hire or attempt to hire for any purpose whatsoever (whether as an employee, consultant, adviser, independent contractor or otherwise) any employee of the Company or any affiliate thereof or any person who was an employee of the Company or any affiliate thereof at any time during the one year period prior to the termination of your employment.

     D. You agree that for a period of twelve (12) months after termination/separation of your employment you will not, directly or indirectly, for any purpose whatsoever (whether as employee, consultant, advisor, independent contractor or otherwise) engage in or solicit the same or substantially similar business conducted by the Company i.e. the establishment (including the installation and marketing) of cable television or in any area in the country of Poland where the Company and its affiliates have established or are in the process of establishing cable television construction or operations as of the date of your termination. As compensation for potential income lost as a result of this provision, within one month from termination/separation of your employment you will receive a one-time payment from the Company in the amount that will equal the value of Company automobile in your use at the time of termination/separation.

     You agree and acknowledge that, if a violation of any covenant contained in this Section III occurs or is threatened, such violation or threatened violation will cause irreparable injury to the Company, that the remedy at law for any such violation or threatened violation will be inadequate and that the Company shall be entitled to appropriate equitable relief.

     The covenants contained in this Section shall inure to the benefit of the Company, any successor of it and every subsidiary and affiliate.

IV. REASONABLE RESTRICTIONS.

     You agree and acknowledge that, to the extent required by law, the covenants specified in Section III contain reasonable limitations as to time, geographical area and scope of activities to be restricted and that such covenants do not impose a greater restraint on you than is necessary to protect the good will, confidential information and other legitimate business interests of the Company.

V. COMPANY POLICIES: CONFLICT OF INTEREST.

     You agree to execute and abide by the Company's Conflict of Interest and Integrity Policy attached to this contract as Schedule A and made a part of this contract.

VI. RIGHTS TO MATERIALS.

     All records, files, memorandum, reports, drawings, documents, and the like (together with all copies thereof) relating to the business of the Company, which you will use or prepare or come into contact within the course of, or as a result of, your employment shall, as between the parties hereto, remain the sole property of the Company. Upon your termination/separation from the Company you shall return all such materials to the Company and agree that you shall not thereafter cause removal of such materials from the premises of the Company.

VII. MISCELLANEOUS PROVISIONS.

     A. This contract contains the entire understanding of the parties with respect to the subject matter contained herein and replaces any prior understandings, whether written or oral. This contract may not be

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modified or amended in any way unless in writing and signed by you and the Chief
Executive Officer of the Company.

     B. You and the Company agree that this contract and the terms and conditions of your employment shall be governed by the laws of the State of New York. You and the Company agree to submit to the exclusive jurisdiction of the courts of the State of New York for any dispute arising out of your employment or termination of this contract.

     C. If any portion of this contract is deemed invalid or unenforceable, such determination shall not effect the validity or enforceability of the remaining provisions of the Agreement.

     D. This contract shall be terminated automatically upon and coincidentally with your death, except for the rights and obligations of either party accrued up to your death.

     If you are in agreement with the provisions of this contract, please sign in the space provided below. Please retain one fully executed copy for your records.

                                          Poland Communications, Inc.

                                          By:
                                            ------------------------------------
                                              Robert E. Fowler, III
                                            Chief Executive Officer
Date:
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      I, Przemyslaw Szmyt, acknowledge that I have received this contract and I agree to the terms and information contained herein.

                                             By:
                                               ---------------------------------
Date:
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                                   SCHEDULE A
                   CONFLICT OF INTEREST AND INTEGRITY POLICY

     A. All employees of the Company must conduct their business and personal affairs with such ethics and integrity that no conflict of interest with the Company's business, real or implied, can be construed. A conflict of interest shall be deemed to exist if an employee or an Affiliate (as defined in (F) below) of the employee has any interest (including, but not limited to equity ownership, interest arrangement, commission, gift, etc.) direct or indirect, in a client, supplier, contractor, or other principal dealing with the Company or its affiliates, and that interest is of such extent or nature that it might reasonably be perceived by management to affect or tend to affect the employee's judgment or decisions exercised on behalf of the Company.

     B. An employee or any Affiliate of the employee shall not personally or on behalf of the Company receive or be involved with any kickbacks, bribes, gratuities, reciprocal arrangements or other improper or illegal arrangements, or benefit personally from any rebates or discounts, with any other organizations and personnel conducting or soliciting, currently or prospectively, the business with the Company and its affiliates.

     C. It is the Company's policy to comply with the Foreign Corrupt Practices Act or any other similar law or regulation affecting the Company's business which prohibits bribes, kickbacks, or any other type of illegal and unethical business dealings. An employee of the Company shall abide by and shall not violate any such laws or regulations and agree to conduct him/herself in accordance with such laws. More specifically, an employee or any Affiliate of an employee shall not permit or be involved in any direct or indirect pay, award, commission, or other compensation to any person or organization for purposes of improperly or illegally inducing action of any kind whatsoever.

     D. Where any questionable outside business activity is contemplated, an employee must obtain prior Company approval.

     E. Any violation of this policy shall subject an employee to immediate termination for cause.

     F. For purposes of this policy, Affiliate shall include, but not be limited to, any relative by blood or by marriage or any entity in which the employee or any such relative may have any financial, voting, controlling and/or management interest.

ACKNOWLEDGEMENT & REPRESENTATION OF EMPLOYEE

     As an employee of the Company, I acknowledge that I have read and understand the Company Conflict of Interest Policy, and represent that I will abide by the terms of the Policy.



By:
    --------------------------------        -----------------------------------
    Przemyslaw Szmyt                        Date


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